Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
Omaha, Nebraska

May 7, 2025

MEDIA CONTACT:

Karen Marotta

Greystone

212-896-9149

Karen.Marotta@greyco.com

INVESTOR CONTACT:

Andy Grier

Investors Relations

402-952-1235

Greystone Housing Impact Investors Reports First Quarter 2025 Financial Results

Omaha, Nebraska – On May 7, 2025, Greystone Housing Impact Investors LP (NYSE: GHI) (the “Partnership”) announced financial results for the three months ended March 31, 2025.

Financial Highlights

The Partnership reported the following results as of and for the three months ended March 31, 2025:

•
Net income of $0.11 per Beneficial Unit Certificate (“BUC”), basic and diluted
•
Cash Available for Distribution (“CAD”) of $0.31 per BUC
•
Total assets of $1.54 billion
•
Total Mortgage Revenue Bond (“MRB”) and Governmental Issuer Loan (“GIL”) investments of $1.18 billion

The difference between reported net income per BUC and CAD per BUC is primarily due to the treatment of unrealized losses on the Partnership’s interest rate derivative positions. Unrealized losses of approximately $3.9 million are included in net income for the three months ended March 31, 2025. Unrealized losses are a result of the impact of decreased market interest rates on the calculated fair value of the Partnership’s interest rate derivative positions. Unrealized gains and losses do not affect our cash earnings and are added back to net income when calculating the Partnership’s CAD. The Partnership received net cash from its interest rate derivative positions totaling approximately $847,000 during the first quarter.

In March 2025, the Partnership announced that the Board of Managers of Greystone AF Manager LLC declared a regular quarterly distribution to the Partnership's BUC holders of $0.37 per BUC. The distribution was paid on April 30, 2025, to BUC holders of record as of the close of trading on March 31, 2025.

Management Remarks

“We continue to evaluate investment opportunities despite continuing market volatility,” said Kenneth C. Rogozinski, the Partnership’s Chief Executive Officer. “Our successful Series B Preferred Units issuance provides low-cost, non-dilutive capital for us to deploy into accretive investment opportunities. In addition, the dedicated pool of capital that we have from the new BlackRock construction lending joint venture is a powerful tool for us to serve our affordable housing developer relationship base.”

Recent Investment and Financing Activity

The Partnership reported the following updates for the first quarter of 2025:

•
Advanced funds on MRB and taxable MRB investments totaling $21.5 million, offset by an MRB redemption of approximately $10.4 million.
•
Advanced funds on GIL and taxable GIL investments totaling $39.1 million.
•
GIL, taxable GIL, and property loan redemptions and paydowns totaling approximately $102.7 million.
•
Advanced net funds to joint venture equity investments totaling $5.6 million.
•
Received proceeds of $14.2 million upon sale of Vantage at Tomball, inclusive of return of capital and accrued preferred return.
•
Issued $20 million Series B Preferred Units with an annual distribution rate of 5.75% to an existing investor.

In May 2025, the managing member of Vantage at Helotes sold the property to a governmental entity who in turn leased the property to a non-profit entity. That non-profit entity financed its purchase of the leasehold interest by issuing tax-exempt and taxable bonds. The Partnership received gross proceeds of approximately $17.1 million, inclusive of the return of capital contributions and accrued preferred return. The Partnership expects to recognize investment income of approximately $1.8 million and a gain on sale of approximately $163,000 in the second quarter of 2025, before settlement of final proceeds and expenses. The Partnership expects to recognize approximately $0.08 of net income per BUC, basic and diluted, and CAD per BUC, based on the number of BUCs outstanding on the date of sale.

Investment Portfolio Updates

The Partnership announced the following updates regarding its investment portfolio:

•
All MRB and GIL investments are current on contractual principal and interest payments and the Partnership has received no requests for forbearance of contractual principal and interest payments from borrowers as of March 31, 2025
•
The Partnership continues to execute its hedging strategy, primarily through interest rate swaps, to reduce the impact of changing market interest rates.
•
Six joint venture equity investment properties have completed construction, with three properties having previously achieved 90% occupancy. Four of the Partnership’s joint venture equity investments are currently under construction or in development, with none having experienced material supply chain disruptions for either construction materials or labor to date.

Earnings Webcast & Conference Call

The Partnership will host a conference call for investors on Wednesday, May 7, 2025 at 4:30 p.m. Eastern Time to discuss the Partnership’s First Quarter 2025 results.

For those interested in participating in the question-and-answer session, participants may dial-in toll free at (877) 407-8813. International participants may dial-in at +1 (201) 689-8521. No pin or code number is needed.

The call is also being webcast live in listen-only mode. The webcast can be accessed via the Partnership's website under “Events & Presentations” or via the following link:

https://event.choruscall.com/mediaframe/webcast.html?webcastid=a4hicNZA

It is recommended that you join 15 minutes before the conference call begins (although you may register, dial-in or access the webcast at any time during the call).

A recorded replay of the webcast will be made available on the Partnership’s Investor Relations website at http://www.ghiinvestors.com.

About Greystone Housing Impact Investors LP

Greystone Housing Impact Investors LP was formed in 1998 under the Delaware Revised Uniform Limited Partnership Act for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing for affordable multifamily, seniors and student housing properties. The Partnership is pursuing a business strategy of acquiring additional mortgage revenue bonds and other investments on a leveraged basis. The Partnership expects and believes the interest earned on these mortgage revenue bonds is excludable from gross income for federal income tax purposes. The Partnership seeks to achieve its investment growth strategy by investing in additional mortgage revenue bonds and other investments as permitted by its Second Amended and Restated Limited Partnership Agreement, dated December 5, 2022 (the “Partnership Agreement”), taking advantage of attractive financing structures available in the securities market, and entering into interest rate risk management instruments. Greystone Housing Impact Investors LP press releases are available at www.ghiinvestors.com.

Safe Harbor Statement

Certain statements in this press release are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases. Similarly, statements that describe objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Partnership. The Partnership cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include, but are not limited to: defaults on the mortgage loans securing our mortgage revenue bonds and governmental issuer loans; the competitive environment in which the Partnership operates; risks associated with investing in multifamily, student, senior citizen residential properties and commercial properties; general economic, geopolitical, and financial conditions, including the current and future impact of changing interest rates, inflation, and international conflicts (including the Russia-Ukraine war and the Israel-Hamas war) on business operations, employment, and financial conditions; uncertain conditions within the domestic and international macroeconomic environment, including monetary and fiscal policy and conditions in the investment, credit, interest rate, and derivatives markets; any effects on our business resulting from new U.S. domestic or foreign governmental trade measures, including but not limited to tariffs, import and export controls, foreign exchange intervention accomplished to offset the effects of trade policy or in response to currency volatility, and other restrictions on free trade; adverse reactions in U.S. financial markets related to actions of foreign central banks or the economic performance of foreign economies, including in particular China, Japan, the European Union, and the United Kingdom; the general condition of the real estate markets in the regions in which the Partnership operates, which may be unfavorably impacted by pressures in the commercial real estate sector, incrementally higher unemployment rates, persistent elevated inflation levels, and other factors; changes in interest rates and credit spreads, as well as the success of any hedging strategies the Partnership may undertake in relation to such changes, and the effect such changes may have on the relative spreads between the yield on investments and cost of financing; the aggregate effect of elevated inflation levels over the past several years, spurred by multiple factors including expansionary monetary and fiscal policy, higher commodity prices, a tight labor market, and low residential vacancy rates, which may result in continued elevated interest rate levels and increased market volatility; the Partnership’s ability to access debt and equity capital to finance its assets; current maturities of the Partnership’s financing arrangements and the Partnership’s ability to renew or refinance such financing arrangements; local, regional, national and international economic and credit market conditions; recapture of previously issued Low Income Housing Tax Credits in accordance with Section 42 of the Internal Revenue Code; geographic concentration of properties related to investments held by the Partnership; changes in the U.S. corporate tax code and other government regulations affecting the Partnership’s business; and the other risks detailed in the Partnership’s SEC filings (including but not limited to, the Partnership’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K). Readers are urged to consider these factors carefully in evaluating the forward-looking statements.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the developments and future events concerning the Partnership set forth in this press release may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. The Partnership assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

GREYSTONE HOUSING IMPACT INVESTORS LP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended March 31,
	2025	2024
Revenues:
Investment income	$21,878,167	$19,272,345
Other interest income	2,288,165	3,003,838
Other income	958,825	94,471
Total revenues	25,125,157	22,370,654
Expenses:
Provision for credit losses	(172,000)	(806,000)
Depreciation	3,542	5,967
Interest expense	14,134,816	13,803,935
Net result from derivative transactions	3,036,137	(6,267,664)
General and administrative	4,570,261	4,930,388
Total expenses	21,572,756	11,666,626
Other income:
Gain on sale of investments in unconsolidated entities	5,220	50,000
Earnings (losses) from investments in unconsolidated entities	(233,334)	(106,845)
Income before income taxes	3,324,287	10,647,183
Income tax benefit	(2,733)	(1,198)
Net income	3,327,020	10,648,381
Redeemable Preferred Unit distributions and accretion	(760,679)	(767,241)
Net income available to Partners	$2,566,341	$9,881,140

Net income available to Partners allocated to:
General Partner	$25,611	$98,311
Limited Partners - BUCs	2,483,685	9,725,097
Limited Partners - Restricted units	57,045	57,732
	$2,566,341	$9,881,140
BUC holders' interest in net income per BUC, basic and diluted	$0.11	$0.42	*
Weighted average number of BUCs outstanding, basic	23,171,226	23,000,754	*
Weighted average number of BUCs outstanding, diluted	23,171,226	23,000,754	*

* The amounts indicated above have been adjusted to reflect the distribution completed on April 30, 2024 in the form of additional BUCs at a ratio of 0.00417 BUCs for each BUC outstanding as of March 28, 2024 on a retroactive basis.

Disclosure Regarding Non-GAAP Measures - Cash Available for Distribution

The Partnership believes that CAD provides relevant information about the Partnership’s operations and is necessary, along with net income, for understanding its operating results. To calculate CAD, the Partnership begins with net income as computed in accordance with GAAP and adjusts for non-cash expenses or income consisting of depreciation expense, amortization expense related to deferred financing costs, amortization of premiums and discounts, fair value adjustments to derivative instruments, provisions for credit and loan losses, impairments on MRBs, GILs, real estate assets and property loans, deferred income tax expense (benefit), and restricted unit compensation expense. The Partnership also adjusts net income for the Partnership’s share of (earnings) losses of investments in unconsolidated entities as such amounts are primarily depreciation expenses and development costs that are expected to be recovered upon an exit event. The Partnership also deducts Tier 2 income (see Note 22 to the Partnership’s condensed consolidated financial statements) distributable to the General Partner as defined in the Partnership Agreement and distributions and accretion for the Preferred Units. Net income is the GAAP measure most comparable to CAD. There is no generally accepted methodology for computing CAD, and the Partnership’s computation of CAD may not be comparable to CAD reported by other companies. Although the Partnership considers CAD to be a useful measure of the Partnership’s operating performance, CAD is a non-GAAP measure that should not be considered as an alternative to net income calculated in accordance with GAAP, or any other measures of financial performance presented in accordance with GAAP.

The following table shows the calculation of CAD (and a reconciliation of the Partnership’s net income, as determined in accordance with GAAP, to CAD) for the three months ended March 31, 2025 and 2024 (all per BUC amounts are presented giving effect to the BUCs Distributions described in Note 22 of the condensed consolidated financial statements on a retroactive basis for all periods presented):

	For the Three Months Ended March 31,
	2025	2024
Net income	$3,327,020	$10,648,381
Unrealized (gains) losses on derivatives, net	3,883,196	(4,604,215)
Depreciation expense	3,542	5,967
Provision for credit losses (1)	(172,000)	(806,000)
Amortization of deferred financing costs	381,334	367,418
Restricted unit compensation expense	234,047	332,321
Deferred income taxes	1,227	2,998
Redeemable Preferred Unit distributions and accretion	(760,679)	(767,241)
Tier 2 income allocable to the General Partner (2)	-	-
Recovery of prior credit loss (3)	(16,967)	(17,155)
Bond premium, discount and acquisition fee amortization, net of cash received	25,220	(40,475)
(Earnings) losses from investments in unconsolidated entities	233,334	106,845
Total CAD	$7,139,274	$5,228,844

Weighted average number of BUCs outstanding, basic	23,171,226	23,000,754
Net income per BUC, basic	$0.11	$0.42
Total CAD per BUC, basic	$0.31	$0.23
Cash Distributions declared, per BUC	$0.37	$0.368
BUCs Distributions declared, per BUC (4)	$-	$0.07

(1)
The adjustments reflect the change in allowances for credit losses under the CECL standard which requires the Partnership to update estimates of expected credit losses for its investment portfolio at each reporting date.

(2)
As described in Note 22 to the Partnership’s condensed consolidated financial statements, Net Interest Income representing contingent interest and Net Residual Proceeds representing contingent interest (Tier 2 income) will be distributed 75% to the limited partners and BUC holders, as a class, and 25% to the General Partner. This adjustment represents 25% of Tier 2 income due to the General Partner. There was no Tier 2 income for the three months ended March 31, 2025 and 2024.

(3)
The Partnership determined there was a recovery of previously recognized impairment recorded for the Live 929 Apartments Series 2022A MRB prior to the adoption of the CECL standard effective January 1, 2023. The Partnership is accreting the recovery of prior credit loss for this MRB into investment income over the term of the MRB consistent with applicable guidance. The accretion of recovery of value is presented as a reduction to current CAD as the original provision for credit loss was an addback for CAD calculation purposes in the period recognized.

(4)
The Partnership declared the distribution completed on April 30, 2024 in the form of additional BUCs equal to $0.07 per BUC for outstanding BUCs as of the record date of March 28, 2024.